Exhibit 10.2
THE MEDICINES COMPANY
Restricted Stock Agreement
Granted Under Amended and Restated 2004 Stock Incentive Plan
     THIS AGREEMENT made as of this ___ day of ________, 20__, between The Medicines Company, a Delaware corporation (the “Company”) and _______________ (the “Participant”).
     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
     1. Issuance of Shares.
     The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”), _________ shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”) in consideration of employment services rendered and to be rendered by the Participant to the Company. The Participant agrees that the Shares shall be subject to vesting set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.
     2. Vesting.
          (a) The Shares are subject to vesting in annual increments of 25% per year (the “Vesting Requirements”) such that 25% of the total number of Shares shall vest on ____________, 20__ (the “Initial Vesting Date”) as long as the Participant is employed by the Company on such date and the remaining 75% of the Shares shall vest in equal 25% increments on each anniversary of the Initial Vesting Date (each, a “Subsequent Vesting Date”) as long as the Participant is employed by the Company on each such Subsequent Vesting Date. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded down to the nearest whole number of Shares.
          (b) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to ____________, 20__, all of the Shares that are unvested as of the time the Participant’s employment ceases shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such time. The Participant hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Shares and transfer ownership of such forfeited Shares to the Company; if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Participant shall promptly execute and deliver the same to the Company.

          (c) If the Participant is employed by a parent or subsidiary of the Company, any references in this Agreement to employment with the Company or termination of employment by or with the Company shall instead be deemed to refer to such parent or subsidiary.
     3. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any unvested Shares or any Accrued Dividends (as defined below) with respect thereto, or any interest therein, except that the Participant may transfer such Shares and associated Accrued Dividends, if any, (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares and associated Accrued Dividends, if any, shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 2 hereto and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with Section 7(b) hereof, the cash, securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
     4. Escrow.
     Certificates for the Shares shall be issued in the Participant’s name and shall be held by the Company’s transfer agent. Following the vesting of any Shares pursuant to Section 2 above, the Company shall, if requested by the Participant, deliver to the Participant a certificate representing the vested Shares.
     5. Restrictive Legends.
     All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
“The shares of stock represented by this certificate are subject to forfeiture and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
     6. Rights as a Shareholder; Dividends.
          (a) Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Shares, the Participant shall have all rights as a shareholder with respect to the Shares, whether vested or unvested, including, without limitation, any rights to receive dividends and distributions with respect to the Shares and to vote the Shares and act in respect of the Shares at any meeting of shareholders.
          (b) Notwithstanding the foregoing, any dividends, whether in cash, stock or property, declared and paid by the Company with respect to Shares that have not yet vested in accordance with Section 2(a) of this Agreement (“Accrued Dividends”) shall vest and be paid to the Participant, without interest, only if and when such Shares vest. If Accrued Dividends consist of shares of capital stock, certificates for such shares will be issued and the unvested Accrued Dividends shall be held in the same manner as certificates for Shares are issued and held under Section 4 above.
          (c) In the event that the Participant forfeits Shares as provided under Section 2(b) hereof, the Participant shall also forfeit any Accrued Dividends declared and paid by the Company with respect to such Shares, and all such unvested Accrued Dividends shall be cancelled by the Company. The Participant shall have no further rights with respect to any Accrued Dividends that are so forfeited. If the Accrued Dividends consist of shares of capital stock, such Accrued Dividends will be forfeited and cancelled in the same manner and under the same terms as the forfeited Shares under Section 2(b).
          (d) After the time at which any Shares are forfeited pursuant to subsection 2(b) hereof, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a shareholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.
     7. Provisions of the Plan.
          (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
          (b) As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the rights of the Company hereunder shall inure to the benefit of the Company’s successor and (i) shall apply to the cash, securities or other property which the Shares and any Accrued Dividends consisting of shares of the Company’s capital stock were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares and such Accrued Dividends under this Agreement and (ii) shall apply to any other Accrued Dividends in the same manner and to the same extent as they applied to such Accrued Dividends under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares or Accrued Dividends, if any, is to be placed into escrow to secure indemnification or other obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

     8. Withholding Taxes.
          (a) The Participant acknowledges and agrees that the Company will satisfy the Participant’s minimum withholding tax obligation with respect to the vesting of Shares and the vesting and payment of Accrued Dividends by (i) withholding a portion of the shares of Common Stock otherwise deliverable to the Participant, with such shares being valued at their fair market value as of the date on which the taxable event that gives rise to the withholding requirement occurs or (ii) by withholding a portion of payments of any other kind otherwise due to the Participant. Only the required statutory minimum tax may be withheld; excess tax withholding is not allowed. To effect the withholding of a portion of Shares, the Participant hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing such withheld Shares and transfer ownership of such withheld Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Participant shall promptly execute and deliver the same to the Company.
          (b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Shares and Accrued Dividends, if any. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant acknowledges that he or she has been informed of the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Shares and that the Participant has decided not to file a Section 83(b) election.
     9. Miscellaneous.
          (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares and Accrued Dividends, if any, pursuant to Sections 2 and 6 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting terms set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.
          (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.
          (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, facsimile delivery or delivery by overnight courier, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).
          (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
          (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
          (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
          (j) Participant’s Acknowledgments. The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan. The Participant also acknowledges that he or she: (i) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (ii) understands the terms and consequences of this Agreement; (iii) is fully aware of the legal and binding effect of this Agreement; and (iv) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr, LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE MEDICINES COMPANY

By:
Name:
Title:

PARTICIPANT

Name

Address: